Exhibit 99.1

Bill.com Reports First Quarter Fiscal 2022 Financial Results

•
Q1 Core Revenue Increased 164% Year-Over-Year
•
Q1 Organic Core Revenue Increased 78% Year-Over-Year
•
Q1 Transaction Fees Increased 319% Year-Over-Year
•
Q1 Organic Transaction Fees Increased 127% Year-Over-Year

SAN JOSE, CALIF. – November 4, 2021 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (SMBs), today announced financial results for the first fiscal quarter ended September 30, 2021.

“We kicked off our fiscal year with momentum and strong first quarter results that exceeded our expectations,” said René Lacerte, Bill.com CEO and Founder. “We also completed our acquisition of Invoice2go, which significantly expands our reach to serve millions more businesses around the globe. Most importantly, we helped hundreds of thousands of businesses simplify and automate their operations so they can focus on what they do best. Our leading accounts payable and accounts receivable platform and spend management solution position us well to become the all-in-one financial operations platform for SMBs.”

“Our organic core revenue growth increased 78% year-over-year in the first quarter, and our spend management solution continued its robust growth trajectory,” said John Rettig, Bill.com CFO. “Our performance was driven by strong adoption and usage of our solutions and solid execution across our team. We are in a strong position to extend our leadership in serving the SMB market.”

Bill.com completed the acquisition of Invoice2go, a leading mobile-first accounts receivable (AR) software provider, on September 1, 2021. Bill.com’s reported financial results for the first quarter fiscal 2022 include the results of Invoice2go from that date, while prior periods presented do not. Organic results exclude the impact of Invoice2go and recently-acquired Divvy.

Financial highlights for the first quarter of fiscal 2022, as reported, including Divvy and Invoice2go, unless otherwise indicated:

•
Total revenue was $116.4 million, an increase of 152% from the first quarter of fiscal 2021.
•
Core revenue, which represents subscription and transaction fees was $115.6 million, an increase of 164% year-over-year. Organic core revenue was $77.7 million, up 78% year-over-year, and excluded Divvy and Invoice2go revenue of $37.9 million.
o
Subscription fees were $35.0 million, up 43% year-over-year. Organic subscription fees were $34.1 million, up 39% year-over-year, and excluded Divvy and Invoice2go fees of approximately $1.0 million.

o
Transaction fees were $80.6 million, up 319% year-over year. Organic transaction fees were $43.7 million, up 127% year-over-year, and excluded Divvy and Invoice2go fees of $36.9 million.
•
Gross profit was $86.6 million, representing a 74.4% gross margin, compared to $34.1 million, or a 73.8% gross margin, in the first quarter of fiscal 2021. Non-GAAP gross profit was $97.0 million, representing a 83.3% non-GAAP gross margin, compared to $35.2 million, or a 76.2% non-GAAP gross margin in the first quarter of fiscal 2021.
•
Loss from operations was $76.2 million, compared to a loss from operations of $13.8 million in the first quarter of fiscal 2021. Non-GAAP loss from operations was $11.1 million, compared to a non-GAAP loss from operations of $2.3 million in the first quarter of fiscal 2021.
•
Net loss was $75.7 million, or ($0.79) per share, basic and diluted, compared to net loss of $13.0 million, or ($0.16) per share, basic and diluted, in the first quarter of fiscal 2021. Non-GAAP net loss was $14.1 million, or ($0.15) per share, basic and diluted, compared to non-GAAP net loss of $1.4 million, or ($0.02) per share, basic and diluted, in the first quarter of fiscal 2021.

Business Highlights and Recent Developments

The metrics listed below identified as Bill.com metrics exclude the results of Divvy and Invoice2go.

•
Completed the acquisition of Invoice2go, a leading mobile-first AR software provider.
•
Served 126,800 Bill.com customers as of the end of the first quarter. Also served 13,500 spending businesses that used Divvy in September 2021 and approximately 226,000 subscribers that used Invoice2go.
•
Processed $46.9 billion in total payment volume (“TPV”) for Bill.com customers in the first quarter, an increase of 63% year-over-year. Also processed $1.5 billion in TPV related to card payment volume for Divvy and approximately $100 million in TPV for Invoice2go.
•
Processed 8.8 million transactions during the first quarter through the Bill.com platform, representing an increase of 35% year-over-year. Also processed 4.6 million transactions with Divvy cards and over 100,000 transactions through Invoice2go.
•
Added seasoned SaaS executive, Scott Wagner, to our board of directors.
•
Completed an equity offering of $1.38 billion of common stock and an offering of $575 million of 0% convertible senior notes due 2027.

Financial Outlook

We are providing the following guidance for the fiscal second quarter ending December 31, 2021 and the full fiscal year ending June 30, 2022.

	Q2 FY22 Guidance	FY22 Guidance
Total revenue (millions)	$130.0 – $131.0	$538.0 – $541.0
Year-over-year total revenue growth	141% – 142%	126% – 127%
Non-GAAP net loss (millions)	($18.0) – ($17.0)	($81.0) – ($78.0)
Non-GAAP net loss per share	($0.18) – ($0.17)	($0.80) – ($0.77)

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Bill.com has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, Bill.com will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal first quarter results and our outlook for the fiscal second quarter ending December 31, 2021 and full fiscal year ending June 30, 2022. The live webcast and a replay of the webcast will be available at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About Bill.com

Bill.com is a leading provider of cloud-based software that simplifies, digitizes, and automates complex, back-office financial operations for small and midsize businesses. Customers use the Bill.com platform to manage end-to-end financial workflows and to process payments. The Bill.com AI-enabled, financial software platform creates connections between businesses and their suppliers and clients. It helps manage cash inflows and outflow. The company partners with several of the largest U.S. financial institutions, the majority of the top 100 U.S. accounting firms, and popular accounting software providers. Bill.com is headquartered in San Jose, California. For more information visit www.bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our revenue and net loss for the fiscal second quarter ending December 31, 2021 and our fiscal year ending June 30, 2022, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the novel coronavirus pandemic (COVID-19) and its impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross margin include amortization of intangible assets, stock-based compensation, employer payroll taxes related to employee stock-based compensation and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of intangible assets, stock-based compensation, employer payroll taxes related to employee stock-based compensation, depreciation expense, and acquisition and integration-related expenses.Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense, employer payroll taxes related to employee stock-based compensation, depreciation expense, amortization of intangible assets, acquisition and integration-related expenses, amortization of debt discount (and accretion of debt premium) and issuance costs, and income tax associated with acquisition and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Beginning the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. These changes are reflected in our non-GAAP financial measures for the quarter ended September 30, 2021. In addition, our non-GAAP financial measures for the quarter ended September 30, 2020 were also adjusted to conform to the current quarter presentation. These changes are further described in the reconciliation of GAAP to non-GAAP financial measures below.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock- based compensation expenses using a variety of valuation methodologies and subjective assumptions.

Employer payroll taxes related to employee stock-based compensation. We exclude payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expense related to employee stock-based compensation was not material for all periods prior to June 30, 2020; therefore, it was excluded from those prior periods.

Depreciation expense. We exclude depreciation expenses from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Amortization of intangible assets. We exclude amortization of intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt discount (accretion of debt premium) and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of our convertible senior notes and accretion of debt premium associated with our credit agreements from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisition and non-GAAP adjustments. We exclude the income tax effect associated with acquisition and non-GAAP adjustments from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com

619-997-0299

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	June 30,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$2,013,433	$509,615
Short-term investments	821,554	655,314
Accounts receivable, net	19,815	18,222
Acquired card receivables, net	174,338	147,093
Prepaid expenses and other current assets	71,551	67,195
Funds held for customers	2,432,521	2,208,598
Total current assets	5,533,212	3,606,037
Non-current assets:
Operating lease right-of-use assets, net	78,930	71,925
Property and equipment, net	51,142	48,902
Intangible assets, net	491,888	417,341
Goodwill	2,354,812	1,772,043
Other assets	54,221	52,925
Total assets	$8,564,205	$5,969,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,142	$11,904
Accrued compensation and benefits	18,176	20,287
Deferred revenue	21,328	12,848
Other accruals and current liabilities	79,296	72,022
Convertible senior notes, net	1,132,793	—
Customer fund deposits	2,432,521	2,208,598
Total current liabilities	3,697,256	2,325,659
Non-current liabilities:
Deferred revenue	2,640	2,926
Operating lease liabilities	85,722	86,639
Borrowing from credit facilities, net	79,014	79,534
Convertible senior notes, net	560,113	909,847
Deferred income tax liability	3,877	9,090
Other long-term liabilities	26,372	25,888
Total liabilities	4,454,994	3,439,583
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,403,500	2,777,155
Accumulated other comprehensive loss	(139)	(100)
Accumulated deficit	(294,152)	(247,467)
Total stockholders' equity	4,109,211	2,529,590
Total liabilities and stockholders' equity	$8,564,205	$5,969,173

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended September 30,
	2021 (2)	2020
Revenue	$116,403	$46,209
Cost of revenue (1)	29,835	12,106
Gross profit	86,568	34,103
Operating expenses
Research and development (1)	42,472	17,786
Sales and marketing (1)	62,312	12,908
General and administrative (1)	57,935	17,190
Total operating expenses	162,719	47,884
Loss from operations	(76,151)	(13,781)
Other (expense) income, net	(3,475)	830
Loss before benefit from income taxes	(79,626)	(12,951)
Benefit from income taxes	(3,941)	—
Net loss	$(75,685)	$(12,951)

Net loss per share attributable to common stockholders, basic and diluted	$(0.79)	$(0.16)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	95,892	80,216

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,127	$601
Research and development	10,560	3,069
Sales and marketing	8,114	1,504
General and administrative	18,086	4,720
	$37,887	$9,894

(2) Includes the results of Divvy and Invoice2go.

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended September 30,
	2021 (1)	2020
Cash flows from operating activities:
Net loss	$(75,685)	$(12,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,388	924
Stock-based compensation	37,887	9,894
Amortization of debt discount (accretion of debt premium) and issuance costs	556	—
Amortization of intangible assets	16,672	—
Amortization of premium (accretion of discount) on investments in marketable debt securities	2,857	46
Non-cash operating lease expense	1,960	765
Provision for losses on acquired card receivables	4,049	—
Deferred income taxes	(3,943)	—
Changes in assets and liabilities:
Accounts receivable	1,198	(790)
Prepaid expenses and other current assets	6,321	1,938
Other assets	(1,385)	(6,784)
Accounts payable	(732)	1,566
Other accruals and current liabilities	(17,930)	(4,504)
Operating lease liabilities	(792)	5,764
Other long-term liabilities	(121)	1,338
Deferred revenue	5,566	438
Net cash used in operating activities	(21,134)	(2,356)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	(144,452)	—
Purchases of corporate and customer fund short-term investments	(608,552)	(343,345)
Proceeds from maturities of corporate and customer fund short-term investments	318,907	244,332
Proceeds from sale of corporate and customer fund short-term investments	17,234	33,286
Increase in other receivables included in funds held for customers	(946)	(1,522)
Increase in acquired card receivables	(31,717)	—
Purchases of property and equipment	(1,404)	(5,894)
Capitalization of internal-use software costs	(2,942)	(314)
Net cash used in investing activities	(453,872)	(73,457)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	1,341,597	—
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	562,704	—
Purchase of capped call	(37,893)	—
Increase in customer fund deposits liability	223,923	24,653
Proceeds from exercise of stock options	8,336	8,962
Proceeds from issuance of common stock under the employee stock purchase plan	5,726	4,327
Other	(282)	(664)
Net cash provided by financing activities	2,104,111	37,278
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(172)	—
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,628,933	(38,535)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	1,809,692	1,592,377
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,438,625	$1,553,842

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:

Cash and cash equivalents	$2,013,433	$564,153
Restricted cash included in other current assets	16,619	119
Restricted cash included in other assets	6,724	—
Restricted cash and restricted cash equivalents included in funds held for customers	1,401,849	989,570
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,438,625	$1,553,842

(1) Includes the results of Divvy and Invoice2go.

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands except percentages and per share amounts)

	Three months ended September 30,
	2021	2020 (2)
Reconciliation of gross profit:
GAAP gross profit	$86,568	$34,103
Add:
Amortization of intangible assets	8,401	—
Stock-based compensation expense	1,127	601
Payroll taxes related to stock-based compensation expense	163	46
Depreciation expense	721	479
Non-GAAP gross profit	$96,980	$35,229
GAAP gross margin	74.4%	73.8%
Non-GAAP gross margin	83.3%	76.2%

	Three months ended September 30,
	2021	2020 (2)
Reconciliation of operating expenses:
GAAP research and development expenses	$42,472	$17,786
Less:
Stock-based compensation expense	(10,560)	(3,069)
Payroll taxes related to stock-based compensation expense	(582)	(271)
Depreciation expense	(588)	(59)
Non-GAAP research and development expenses	$30,742	$14,387

GAAP sales and marketing expenses	$62,312	$12,908
Less:
Amortization of intangible assets	(8,271)	—
Stock-based compensation expense	(8,114)	(1,504)
Payroll taxes related to stock-based compensation expense	(195)	(132)
Depreciation expense	(413)	(35)
Non-GAAP sales and marketing expenses	$45,319	$11,237

GAAP general and administrative expenses	$57,935	$17,190
Less:
Stock-based compensation expense	(18,086)	(4,720)
Payroll taxes related to stock-based compensation expense	(1,042)	(507)
Depreciation expense	(419)	(106)
Acquisition and integration-related expenses	(6,325)	—
Non-GAAP general and administrative expenses	$32,063	$11,857

	Three months ended September 30,
	2021	2020 (2)
Reconciliation of loss from operations:
GAAP loss from operations	$(76,151)	$(13,781)
Add:
Amortization of intangible assets	16,672	—
Stock-based compensation expense	37,887	9,894
Payroll taxes related to stock-based compensation expense	1,982	956
Depreciation expense	2,141	679
Acquisition and integration-related expenses	6,325	—
Non-GAAP loss from operations	$(11,144)	$(2,252)

	Three months ended September 30,
	2021	2020 (2)
Reconciliation of net loss:
GAAP net loss	$(75,685)	$(12,951)
Add (less):
Amortization of intangible assets	16,672	—
Stock-based compensation expense	37,887	9,894
Payroll taxes related to stock-based compensation expense	1,982	956
Depreciation expense	2,141	679
Acquisition and integration-related expenses	6,325	—
Amortization of debt discount (accretion of debt premium) and issuance costs	556	—
Income tax effect associated with acquisition and non-GAAP adjustments	(3,943)	—
Non-GAAP net loss	$(14,065)	$(1,422)

	Three months ended September 30,
	2021	2020 (2)
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.79)	$(0.16)
Add (less):
Amortization of intangible assets	0.17	—
Stock-based compensation expense	0.40	0.12
Payroll taxes related to stock-based compensation expense	0.02	0.01
Depreciation expense	0.01	0.01
Acquisition and integration-related expenses	0.07	—
Amortization of debt discount (accretion of debt premium) and issuance costs	0.01	—
Income tax effect associated with acquisition and non-GAAP adjustments	(0.04)	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.02)

	Three months ended September 30,
	2021	2020
Shares used to compute GAAP and non-GAAP net loss per share attributable to common stockholders, basic and diluted	95,892	80,216

_______________________

(2) During the quarter ended March 31, 2021, we changed our method of calculating certain non-GAAP financial measures by removing the adjustments related to the capitalized service costs, capitalized internal-use software, capitalized sales commissions, and the associated amortization expenses. These changes are reflected in our non-GAAP financial measures for the quarter ended September 30, 2021. In addition, our non-GAAP financial measures for the quarter ended September 30, 2020 were adjusted to conform to the current period presentation. The tables below show the reconciliation of the non-GAAP financial measures as previously reported and as restated during the quarter ended September 30, 2020.

	Three months ended September 30, 2020
	As reported	Adjustment	As restated
Reconciliation of gross profit:
GAAP gross profit	$34,103	$—	$34,103
Add (less):
Stock-based compensation expense	601	—	601
Payroll taxes related to stock-based compensation expense	46	—	46
Depreciation expense	479	—	479
Amortization of capitalized service costs	129	(129)	—
Amortization of capitalized internal-use software costs	246	(246)	—
Non-GAAP gross profit	$35,604	$(375)	$35,229
GAAP gross margin	73.8%		73.8%
Non-GAAP gross margin	77.0%	-0.8%	76.2%

	Three months ended September 30, 2020
	As reported	Adjustment	As restated
Reconciliation of operating expenses:
GAAP research and development expenses	$17,786	$—	$17,786
Add (less):
Stock-based compensation expense	(3,069)	—	(3,069)
Payroll taxes related to stock-based compensation expense	(271)	—	(271)
Depreciation expense	(59)	—	(59)
Capitalized service costs	314	(314)	—
Capitalized internal-use software costs	783	(783)	—
Non-GAAP research and development expenses	$15,484	$(1,097)	$14,387

GAAP sales and marketing expenses	$12,908	$—	$12,908
Add (less):
Stock-based compensation expense	(1,504)	—	(1,504)
Payroll taxes related to stock-based compensation expense	(132)	—	(132)
Depreciation expense	(35)	—	(35)
Capitalized sales commissions	1,468	(1,468)	—
Amortization of capitalized sales commissions	(765)	765	—
Non-GAAP sales and marketing expenses	$11,940	$(703)	$11,237

GAAP general and administrative expenses	$17,190	$—	$17,190
Less:
Stock-based compensation expense	(4,720)	—	(4,720)
Payroll taxes related to stock-based compensation expense	(507)	—	(507)
Depreciation expense	(106)	—	(106)
Non-GAAP general and administrative expenses	$11,857	$—	$11,857

	Three months ended September 30, 2020
	As reported	Adjustment	As restated
Reconciliation of loss from operations:
GAAP loss from operations	$(13,781)	$—	$(13,781)
Add (less):
Stock-based compensation expense	9,894	—	9,894
Payroll taxes related to stock-based compensation expense	956	—	956
Depreciation expense	679	—	679
Amortization of capitalized service costs, net of amount capitalized	(185)	185	—
Amortization of capitalized internal-use software costs, net of amount capitalized	(537)	537	—
Capitalized sales commissions, net of associated amortization expense	(703)	703	—
Non-GAAP loss from operations	$(3,677)	$1,425	$(2,252)

	Three months ended September 30, 2020
	As reported	Adjustment	As restated
Reconciliation of net loss:
GAAP net loss	$(12,951)	$—	$(12,951)
Add (less):
Stock-based compensation expense	9,894	—	9,894
Payroll taxes related to stock-based compensation expense	956	—	956
Depreciation expense	679	—	679
Amortization of capitalized service costs, net of amount capitalized	(185)	185	—
Amortization of capitalized internal-use software costs, net of amount capitalized	(537)	537	—
Capitalized sales commissions, net of associated amortization expense	(703)	703	—
Non-GAAP net loss	$(2,847)	$1,425	$(1,422)

	Three months ended September 30, 2020
	As reported	Adjustment	As restated
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$—	$(0.16)
Add (less):
Stock-based compensation expense	0.12	—	0.12
Payroll taxes related to stock-based compensation expense	0.01	—	0.01
Depreciation expense	0.01	—	0.01
Amortization of capitalized service costs, net of amount capitalized	—	—	—
Amortization of capitalized internal-use software costs, net of amount capitalized	(0.01)	0.01	—
Capitalized sales commissions, net of associated amortization expense	(0.01)	0.01	—
Non-GAAP net loss	$(0.04)	$0.02	$(0.02)

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended September 30,
	2021	2020
Net cash used in operating activities	$(21,134)	$(2,356)
Purchases of property and equipment	(1,404)	(5,894)
Capitalization of internal-use software costs	(2,942)	(314)
Free cash flow	$(25,480)	$(8,564)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(Unaudited, in thousands)

	September 30,	June 30,
	2021	2021
Remaining performance obligations to be recognized as revenue:
Within 1 year	$42,956	$28,075
Thereafter	109,823	117,760
Total	$152,779	$145,835